Exhibit 21

	Jurisdiction of
Subsidiary	Organization	Ownership	% Owned
H.B. Fuller Company	Minnesota	External Shareholders	100.00
ADCO Europe Holding GmbH	Germany	H.B. Fuller Royal Luxembourg Holdings S.a.r.l.	11.00
Branch: Beijing, China		H.B. Fuller Chemisch GmbH	89.00
ADCO Global, Inc.	Delaware	Royal Holdings, Inc.	100.00
ADCO Products, LLC	Delaware	ADCO Global, Inc.	100.00
Adecol Industria Quimica Ltda.	Brazil	H.B. Fuller Brasil, Ltda.	99.999
		Chemical Supply Corporation	0.001
Adhesive Packaging Specialties, LLC	Massachusetts	Nutek, LLC	100.00
Adhesivos Mexico Servicios Especializados S.	Mexico	Chemical Supply Corporation	99.97
de R.L. de C.V.		H.B. Fuller International Holdings Corp.	0.03
AP Plastics, LLC	Massachusetts	Nutek, LLC	100.00
Bacon Acquisitions, LLC	Oklahoma	H.B. Fuller Adhesive Systems LLC	100.00
Chemical Innovations Limited[1]	United Kingdom	Kommerling UK Limited	100.00
Chemical Supply Corporation	Panama	H.B. Fuller International Holdings Corp.	100.00
Cyberbond CS S.R.O.	Czech Republic	Cyberbond Europe GmbH	75.00
		H.B. Fuller Deutschland Holding GmbH	25.00
Cyberbond Europe GmbH	Germany	H.B. Fuller Deutschland Holding GmbH	100.00
Cyberbond Iberica, S.L.	Spain	Cyberbond Europe GmbH	100.00
Datac Adhesives Limited	United Kingdom	H.B. Fuller Company	100.00
Distribuidora Americana, S.A.[1]	Ecuador	H.B. Fuller Company	100.00
Engent, Inc.	Georgia	H.B. Fuller Company	100.00
Eternabond, LLC	Delaware	ADCO Products, LLC	100.00
Extreme Adhesives, LLC	New Hampshire	Royal Adhesives and Sealants, LLC	100.00
Gabaldo Holdings Ltd.	Cyprus	H.B. Fuller Royal Luxembourg Holdings S.a.r.l.	100.00
H.B. Fuller (Barbados) I SRL	Barbados	H.B. Fuller International Holdings Corp.	100.00
H.B. Fuller (China) Adhesives Ltd.	China	H.B. Fuller Adhesives Mauritius Ltd.	100.00
H.B. Fuller (Guangzhou) Adhesives Co., Ltd.	China	H.B. Fuller Adhesives Hong Kong Limited	100.00
H.B. Fuller (Guangzhou) Trading Co., Ltd.	China	H.B. Fuller Company	4.76
		H.B. Fuller Singapore Pte. Ltd.	95.24
H.B. Fuller (Nanjing) Chemical Co., Ltd.	China	H.B. Fuller Company	36.04
		H.B. Fuller Singapore Pte. Ltd.	63.96
H.B. Fuller (New Zealand) Limited	New Zealand	H.B. Fuller Company Australia Pty. Ltd.	100.00
H.B. Fuller (Philippines), Inc.	Philippines	H.B. Fuller Company	93.68

H.B. Fuller (Shanghai) Co. Ltd.	China	H.B. Fuller Company	100.00
H.B. Fuller (Suzhou) Advanced Material Co., Ltd.	China	Tonsan Adhesive, Inc.	100.00
H.B. Fuller (Thailand) Co., Ltd.	Thailand	H.B. Fuller Company	99.99
		Minority shareholders	0.01
H.B. Fuller (Vietnam) Company Limited	Vietnam	H.B. Fuller International Holdings Corp.	100.00
H.B. Fuller (Yantai) Advanced Materials Co., Ltd.	China	H.B. Fuller Singapore Pte. Ltd.	100.00
H.B. Fuller Adhesive Systems LLC	Oklahoma	Royal Adhesives and Sealants, LLC	90.655
		ADCO Products, LLC	9.345
H.B. Fuller Adhesives S.A.E.	Egypt	H.B. Fuller Benelux B.V.	99.98
		H.B. Fuller Europe GmbH	0.01
		H.B. Fuller France	0.01
H.B. Fuller Adhesives Deutschland GmbH	Germany	H.B. Fuller Deutschland Holding GmbH	100.00
Branch: India[2]
H.B. Fuller Adhesives France SAS	France	H.B. Fuller France	100.00
H.B. Fuller Adhesives Hong Kong Limited	Hong Kong SAR	H.B. Fuller Singapore Pte. Ltd.	100.00
H.B. Fuller Adhesives Italia S.r.l.	Italy	H.B. Fuller Italia Holding S.r.l.	100.00
H.B. Fuller Adhesives Malaysia Sdn. Bhd.	Malaysia	H.B. Fuller Singapore Pte. Ltd.	100.00
H.B. Fuller Adhesives Mauritius Ltd.	Mauritius	H.B. Fuller International Holdings Corp.	100.00
H.B. Fuller Adhesives Netherlands B.V.	Netherlands	H.B. Fuller Benelux B.V.	100.00
H.B. Fuller Adhesives Romania SRL	Romania	H.B. Fuller Adhesives Deutschland GmbH	100.00
H.B. Fuller Adhesives Spain S.L.	Spain	H.B. Fuller Adhesives France SAS	100.00
H.B. Fuller Adhesives UK Ltd.	United Kingdom	Datac Adhesives Limited	100.00
H.B. Fuller Argentina, S.A.I.C.	Argentina	H.B. Fuller Company	2.00
		Chemical Supply Corporation	98.00
H.B. Fuller Austria GesmbH	Austria	H.B. Fuller Benelux B.V.	90.00
		H.B. Fuller Company	10.00
H.B. Fuller Belgie BVBA	Belgium	H.B. Fuller Benelux B.V.	100.00
H.B. Fuller Benelux B.V.	Netherlands	H.B. Fuller Canada Holding Co.	100.00
H.B. Fuller Brasil, Ltda.	Brazil	Chemical Supply Corporation	99.99999
		H.B. Fuller Company	0.00001
H.B. Fuller Canada (partnership)	Canada - Ontario	H.B. Fuller Canada Holding Co.	99.99
		H.B. Fuller Canada Investment Co.	0.01
H.B. Fuller Canada Holding Co.	Canada - Nova Scotia	H.B. Fuller Finance Luxembourg S.a.r.l.	100.00
H.B. Fuller Canada Investment Co.	Canada - Nova Scotia	H.B. Fuller Canada Holding Co.	100.00
H.B. Fuller Caribe, S.A.[1]	Dominican Republic	Chemical Supply Corporation	99.42
		H.B. Fuller Centroamerica, S.A.	0.01
		Minority Shareholders	0.57
H.B. Fuller Centroamerica, S.A.	Costa Rica	Chemical Supply Corporation	100.00
H.B. Fuller Chemisch GmbH	Germany	H.B. Fuller Royal Luxembourg Holdings S.a.r.l.	100.00
H.B. Fuller Chile, SpA	Chile	H.B. Fuller Latin America Adhesives, S.A.	99.99
		Minority Shareholders	0.01
H.B. Fuller Colombia S.A.S.	Colombia	Chemical Supply Corporation	100.00
H.B. Fuller Company Australia Pty. Ltd.	Australia	H.B. Fuller International Holdings Corp.	100.00
Branch: New Zealand
H.B. Fuller Construction Products Inc.	Minnesota	H.B. Fuller Company	93.078
		Royal Adhesives and Sealants, LLC	6.922

H.B. Fuller Deutschland GmbH	Germany	H.B. Fuller Deutschland Holding GmbH	100.00
H.B. Fuller Deutschland Holding GmbH	Germany	H.B. Fuller Benelux B.V.	100.00
H.B. Fuller Deutschland Produktions GmbH	Germany	H.B. Fuller Company	10.00
		H.B. Fuller Deutschland Holding GmbH	90.00
H.B. Fuller Ecuador, S.A.[1]	Ecuador	Chemical Supply Corporation	100.00
H.B. Fuller Egymelt, a limited liability company	Egypt	H.B. Fuller Egypt Investment LLC	50.00
		H.B. Fuller Egypt Trade LLC	50.00
H.B. Fuller Egypt Investment LLC	Egypt	H.B. Fuller Deutschland GmbH	50.00
		H.B. Fuller Deutschland Holding GmbH	50.00
H.B. Fuller Egypt Trade LLC	Egypt	H.B. Fuller Deutschland GmbH	50.00
		H.B. Fuller Deutschland Holding GmbH	50.00
H.B. Fuller Espana, S.A.	Spain	H.B. Fuller Company	100.00
H.B. Fuller Europe GmbH	Switzerland	H.B. Fuller Benelux B.V.	99.00
		H.B. Fuller Canada Holding Co.	1.00
H.B. Fuller Finance (Ireland)	Ireland	H.B. Fuller Europe GmbH	100.00
H.B. Fuller Finance Luxembourg S.a.r.l.	Luxembourg	H.B. Fuller Luxembourg Group S.a.r.l.	100.00
H.B. Fuller France	France	H.B. Fuller Benelux B.V.	100.00
H.B. Fuller Greece S.A.I.C.	Greece	H.B. Fuller Adhesives Netherlands B.V.	99.9987
		H.B. Fuller Adhesives UK Ltd.	0.0013
H.B. Fuller Group Limited	United Kingdom	Datac Adhesives Limited	100.00
H.B. Fuller Guatemala, S.A.[1]	Guatemala	Chemical Supply Corporation	100.00
H.B. Fuller India Adhesives Private Limited	India	H.B. Fuller Benelux B.V.	76.555
		H.B. Fuller Company	23.443
		H.B. Fuller International Holdings Corp.	0.002
H.B. Fuller Industrial Inc.	Delaware	H.B. Fuller Company	100.00
H.B. Fuller International Holdings Corp.	Delaware	H.B. Fuller Company	100.00
Branch: Hong Kong
Branch: Vietnam
H.B. Fuller IP Licensing GmbH	Switzerland	H.B. Fuller Europe GmbH	100.00
H.B. Fuller Ireland Limited[1]	Ireland	Datac Adhesives Limited	100.00
H.B. Fuller Italia Holding S.r.l.	Italy	H.B. Fuller Benelux B.V.	100.00
H.B. Fuller Italia Produzione S.r.l.	Italy	H.B. Fuller Italia Holding S.r.l.	100.00
H.B. Fuller Italia s.r.l.	Italy	H.B. Fuller Italia Holding S.r.l.	100.00
H.B. Fuller Japan G.K.	Japan	H.B. Fuller Company	100.00
H.B. Fuller Kenya Limited	Kenya	H.B. Fuller Benelux B.V.	99.00
		Datac Adhesives Limited	1.00
H.B. Fuller Kimya Sanayi Ticaret Anonim Sirketi	Turkey	Datac Adhesives Limited	0.000005
		H.B. Fuller Benelux B.V.	99.99
		H.B. Fuller Deutschland GmbH	0.000005
		H.B. Fuller Deutschland Holding GmbH	0.000005
		H.B. Fuller Deutschland Produktions GmbH	0.000005
H.B. Fuller Korea Co., Ltd.	Korea, Republic Of	H.B. Fuller Company	100.00
H.B. Fuller Latin America Adhesives S.A.	Panama	H.B. Fuller Company	99.94
		Minority shareholders	0.06
H.B. Fuller Latin America Shared Services, S.R. Ltda	Costa Rica	H.B. Fuller International Holdings Corp.	100.00

H.B. Fuller Lebanon S.A.R.L.[1]	Lebanon	H.B. Fuller Company	100.00
H.B. Fuller Luxembourg Group S.a.r.l.	Luxembourg	H.B. Fuller Luxembourg Holdings S.a.r.l.	100.00
H.B. Fuller Luxembourg Holdings S.a.r.l.	Luxembourg	H.B. Fuller International Holdings Corp.	100.00
H.B. Fuller Mexico, S.A. de C.V.	Mexico	H.B. Fuller International Holdings Corp.	99.99998
		H.B. Fuller Latin America Adhesives, S.A.	0.00002
H.B. Fuller Middle East FZE	United Arab Emirates	H.B. Fuller Benelux B.V.	100.00
H.B. Fuller Pension Trustees Limited	United Kingdom	H.B. Fuller Company	50.00
		H.B. Fuller U.K. Manufacturing Limited	50.00
H.B. Fuller Peru, S.A.[1]	Peru	Chemical Supply Corporation	99.00
		Minority Shareholder	1.00
H.B. Fuller Poland Sp.Z.o.o.	Poland	H.B. Fuller Deutschland GmbH	100.00
H.B. Fuller Portugal - SGPS, Lda.	Portugal	H.B. Fuller Benelux B.V.	90.00
		H.B. Fuller Company	10.00
H.B. Fuller Portugal, Produtos Quimicos, S.A.	Portugal	H.B. Fuller Portugal - SGPS, Lda.	100.00
H.B. Fuller Royal Luxembourg Holdings S.a.r.l.	Luxembourg	ADCO Global, Inc.	100.00
H.B. Fuller Rus Ltd.	Russia	H.B. Fuller Benelux B.V.	99.00
		H.B. Fuller Deutschland GmbH	1.00
H.B. Fuller Singapore Pte. Ltd.	Singapore	H.B. Fuller Canada	47.57
		H.B. Fuller International Holdings Corp.	52.43
H.B. Fuller South Africa (Pty) Ltd	South Africa	H.B. Fuller Benelux B.V.	100.00
H.B. Fuller Sverige AB	Sweden	H.B. Fuller Benelux B.V.	100.00
H.B. Fuller Taiwan Co., Ltd.	Taiwan, Province of China	H.B. Fuller Company	100.00
H.B. Fuller U.K. Limited	United Kingdom	H.B. Fuller U.K. Operations Limited	100.00
H.B. Fuller U.K. Manufacturing Limited	United Kingdom	H.B. Fuller U.K. Operations Limited	100.00
H.B. Fuller U.K. Operations Limited	United Kingdom	H.B. Fuller Group Limited	100.00
H.B. Fuller Uruguay, S.A.[2]	Uruguay	Chemical Supply Corporation	100.00
H.B. Fuller Venezuela, C.A.[1]	Venezuela	Chemical Supply Corporation	100.00
H.B. Fuller, Isar-Rakoll, S.A.	Portugal	H.B. Fuller Portugal - SGPS, Lda.	100.00
H.B.F. Ltd.[1]	United Kingdom	H.B. Fuller U.K. Operations Limited	100.00
HBF Realty Corporation	Philippines	H.B. Fuller Company	39.80
		Bank of Philippine Islands Asset
		Management and Trust Group	59.70
		Minority Shareholders	0.50
Isar-Rakoll Chemie, GmbH[2]	Germany	H.B. Fuller Deutschland Produktions GmbH	100.00
Koemmerling (Nanjing) Advanced Materials Co. Ltd.	China	Koemmerling Hong Kong Limited	100.00
Koemmerling Hong Kong Limited	Hong Kong SAR	ADCO Europe Holding GmbH	100.00
Kömmerling Chemische Fabrik GmbH	Germany	ADCO Europe Holding GmbH	100.00
Branch: Russia
Kömmerling Chimie S.a.r.l.	France	ADCO Europe Holding GmbH	100.00
Kommerling UK Limited	United Kingdom	ADCO Europe Holding GmbH	100.00
Mansfield (Sixth Avenue) Properties LLC	Delaware	H.B. Fuller Construction Products Inc.	100.00

Millennium Adhesive Holding, LLC	Ohio	Millennium Adhesives Products, LLC	100.00
Millennium Adhesive Products, LLC	Ohio	ADCO Products, LLC	100.00
Nutek, LLC	Massachusetts	Royal Adhesives and Sealants, LLC	100.00
Paul Heinicke GmbH & Co. (partnership with limited		H.B. Fuller Deutschland Holding GmbH
partner and general partner)	Germany	(Limited Partner)	100.00
		H.B. Fuller Adhesives Deutschland GmbH
		(General Partner)
Plexbond Quimica S/A	Brazil	H.B. Fuller Brasil, Ltda.	99.9999
		Chemical Supply Corporation	0.0001
PT H.B. Fuller Indonesia	Indonesia	H.B. Fuller Singapore Pte. Ltd.	97.93
		H.B. Fuller Company	2.05
		H.B. Fuller International Holdings Corp.	0.02
PT. HBFuller Adhesives Indonesia	Indonesia	H.B. Fuller Singapore Pte. Ltd.	96.06
		H.B. Fuller International Holdings Corp.	3.94
Resistol, S.A1.	Guatemala	H.B. Fuller Guatemala, S.A.	100.00
Royal Acquisition Corp.	Delaware	H.B. Fuller International Holdings Corp.	100.00
Royal Adhesives and Sealants Canada Ltd.	Canada - Ontario	Royal Adhesives and Sealants, LLC	100.00
Royal Adhesives and Sealants, LLC	Delaware	Royal Holdings, Inc.	100.00
Royal Holdings, Inc.	Delaware	Royal Acquisition Corp.	100.00
S.A.R.L. Cyberbond France	France	Cyberbond Europe GmbH	100.00
Sekisui-Fuller Co. Ltd.	Japan	H.B. Fuller Company	50.00
Simpsonville Properties LLC	Delaware	Royal Adhesives and Sealants, LLC	100.00
South Bend Properties LLC	Delaware	Royal Adhesives and Sealants, LLC	100.00
Stag Limited[1]	United Kingdom	Kommerling UK Limited	100.00
The Dolphin Company, LLC	Ohio	ADCO Products, LLC	100.00
Tonsan Adhesive, Inc.	China	H.B. Fuller Singapore Pte. Ltd.	100.00
Tonsan Suzhou Adhesive Co., Ltd.	China	Tonsan Adhesive, Inc.	100.00
WTT Systems, LLC	Ohio	Millennium Adhesive Holding, LLC	100.00